Press Release For immediate release   Invesco Ltd. Announces December 31, 2008 Assets Under Management Investor Relations Contact: Aaron Uhde  404-479-2956

Atlanta – January 9, 2009 – Invesco Ltd. (NYSE: IVZ) today reported preliminary month-end assets under management of $357.2 billion.

	Ending Assets Under Management
(In billions)	December 31, 2008 (a)	November 30, 2008	October 31, 2008	September 30, 2008
Total AUM ex Money Market	$273.7	$269.0	$280.3	$327.9
Money Market (b)	$83.5	$79.0	$77.2	$81.7
Total	$357.2	$348.0	$357.5	$409.6

(a)	Preliminary – subject to adjustment.
(b)	Money Market assets include both retail and institutional money market assets.

Invesco is a leading independent global investment management company, dedicated to helping people worldwide build their financial security.  By delivering the combined power of our distinctive worldwide investment management capabilities, including AIM, Atlantic Trust, Invesco, Perpetual, PowerShares, Trimark, and WL Ross, Invesco provides a comprehensive array of enduring investment solutions for retail, institutional and high net worth clients around the world.  Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ.  Additional information is available at www.invesco.com.

Invesco Ltd

Two Peachtree Pointe
1555 Peachtree Street, N.E.
Atlanta, GA 30309

Telephone 404 479 1095